Exhibit 12 (a)

                        BNP U.S. FUNDING L.L.C.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (in thousands, except ratios)



                                                          Twelve-month
                                                          period ended
                                                        December 31, 2002
                                                        -----------------

Net income                                                  $ 32,894
                                                              ======
Fixed charges
      Audit fees                                                  25
      Trustee fees                                               166
      Administrative and consulting fees                       1,207
                                                              ------
Total fixed charges                                            1,398
                                                              ------
Earnings before fixed charges                               $ 34,292
                                                              ------
Fixed charges, as above                                        1,398
                                                              ------
Ratio of earnings to fixed charges                             24.53
                                                              ------